Exhibit (a)(4)

Extraordinary General Meeting

The ADS Voting Instructions must be signed, completed and received at the indicated address prior to 10:00 A.M. (New York City time) on November 8, 2022 for action to be taken.

2022 VOTING INSTRUCTIONS	RESTRICTED AMERICAN DEPOSITARY SHARES
Stealth BioTherapeutics Corp (the “Company”)

ADS CUSIP No.:	85789A998.
Restricted ADS Record Date:	October 7, 2022 at 4:30 P.M. (New York City time).
Meeting Specifics:	Extraordinary General Meeting to be held on November 15, 2022 at 9:30 A.M. (New York City time) at Foley & Lardner LLP, 111 Huntington Ave Suite 2600, Boston, MA 02199 (the “Meeting”).
Meeting Agenda:	Please note that the Company’s Notice of Meeting is enclosed. A copy of other materials related to the Meeting are available on the Company’s website at www.investor.stealthbt.com.
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of February 20, 2019, by and among the Company, the Depositary, and all Holders and Beneficial Owners of ADSs issued thereunder.
Deposited Securities:	Ordinary shares, each with a nominal or par value of $0.0003 per share, of the Company (“Shares”).
ADS-to-Share Ratio:	Twelve (12) Shares to one (1) ADS.
Custodian:	Citibank, N.A. – Hong Kong.

The undersigned holder, as of the ADS Record Date, of the American Depositary Shares issued under the Deposit Agreement and identified on the reverse side hereof (such American Depositary Shares, the “ADSs”) hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions timely received from the Holder of the ADSs.

If the Depositary does not receive voting instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which the Company informs the Depositary that (A) the Company does not wish such proxy to be given, (B) substantial opposition exists, or (C) the rights of holders of Deposited Securities may be adversely affected. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as contemplated in Section 4.10 of the Deposit Agreement). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated in the Deposit Agreement. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The ADS Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

Resolutions

Proposal No. 1.

IT IS RESOLVED as special resolutions, THAT:

(a)

the execution, delivery and performance of the agreement and plan of merger, dated as of July 31, 2022 (the “Merger Agreement”), among Stealth Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Stealth Merger Sub Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company (such Merger Agreement being in the form attached as Annex A to the accompanying proxy statement and produced and made available for inspection at the extraordinary general meeting) be and is hereby authorized and approved;

(b)

the execution, delivery and performance of the plan of merger (the “Plan of Merger”) required to be registered with the Registrar of Companies in the Cayman Islands (such Plan of Merger being substantially in the form attached as Annex A to the Merger Agreement) in order to give effect to the merger of Merger Sub with and into the Company, with the Company surviving on the terms of the Plan of Merger (the “Merger”) be and is hereby authorized and approved;

(c)	the Merger and the completion of any and all transactions contemplated by the Merger Agreement and the Plan of Merger (the “Transactions”) be and are hereby authorized and approved; and
(d)

upon the Merger becoming effective, the existing memorandum and articles of association of the Company be and are hereby replaced in their entirety with a new memorandum and articles of association of the Company (as the surviving company) in the form attached as Annexure 2 to the Plan of Merger (the “Amendment of the M&A”).

Proposal No. 2.

IT IS RESOLVED as special resolutions, THAT:

each of the directors and officers of the Company be and are hereby authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger and, upon the Merger becoming effective, the Amendment of the M&A.

The Depositary has been advised that the directors of the Company unanimously recommend that you vote in favour of all the proposed resolutions as they intend to do in respect of their own beneficial holdings.

A	Issues	Stealth BioTherapeutics Corp

Special Resolutions

		For	Against	Abstain
	Resolution 1(a)	☐	☐	☐
	Resolution 1(b)	☐	☐	☐
	Resolution 1(c)	☐	☐	☐
	Resolution 1(d)	☐	☐	☐
	Resolution 2	☐	☐	☐

B	Authorised Signatures - Sign Here - This section must be completed for your instructions to be executed.

If these ADS Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked issue.

If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an Issue, the undersigned shall be deemed to have directed the Depositary to give an “ABSTAIN” Voting Instruction for such Issue.

Please be sure to sign and date these ADS Voting Instructions.

Please sign your name to the ADS Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. ADS Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the line	Signature 2 - Please keep signature within the line	Date (mm/dd/yyyy)

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